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                                                                    EXHIBIT 23.1
                        CONSENT OF DELOITTE & TOUCHE LLP


We consent to the incorporation by reference in this Registration Statement of 3Com Corporation on Form S-8 of our report dated June 26, 2000 (August 11, 2000 as to Note 21) appearing in the Annual Report on Form 10-K of 3Com Corporation for the year ended June 2, 2000.



/s/ Deloitte & Touche LLP


San Jose, California
August 22, 2000